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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): April 23, 2007
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                  1-11152                 23-1882087
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
          incorporation)                                    Identification No.)



781 Third Avenue, King of Prussia, Pennsylvania                  19406-1409
     (Address of Principal Executive Offices)                    (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events.

InterDigital Communications Corporation and its wholly owned subsidiary, InterDigital Technology Corporation, (together, "InterDigital") received notice that the U.S. International Trade Commission ("ITC") has voted to institute an investigation into whether Samsung Electronics Co. Ltd and certain of its affiliates (collectively, "Samsung") engaged in unfair trade practices by importing for sale certain 3G handsets and components that infringe on three of InterDigital's patents. Products identified in the investigation include models SGH-ZX20, SGH-i607 (also known as the "BlackJack(TM)"), SGH-A707 and SGH-ZX10.

The investigation was prompted by a complaint filed by InterDigital on March 23, 2007 in which the company is seeking a permanent exclusion order to bar from entry into the U.S. infringing 3G WCDMA handsets and components that are imported by or on behalf of Samsung. In addition, the complaint asks for a permanent cease and desist order to bar further sales of infringing products that have already been imported into the United States.

The case (No. 337-TA-601) has been referred to ITC Administrative Law Judge Paul
J. Luckern, who will schedule and hold an evidentiary hearing followed by an initial determination. The ITC indicated in its press release dated April 23, 2007, that the final determination will be completed "at the earliest practicable time," with a target date being announced within 45 days after the institution of the investigation. As noted in InterDigital's previous press release dated March 23, 2007 relating to the action, typical schedules used by the ITC would result in a trial on the matter by January 2008.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     INTERDIGITAL COMMUNICATIONS CORPORATION


                     By: /s/ Bruce G. Bernstein
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                          Bruce G. Bernstein
                          Chief Intellectual Property & Licensing Officer



Date:    April 24, 2007